Exhibit 10.41

THE PANTRY, INC.

AWARD AGREEMENT
(Awarding Performance-Based Restricted Stock to Employee)

THIS AWARD AGREEMENT (this “Agreement”) is dated as of [month] [day], [year] (the “Grant Date”) by and between The Pantry, Inc., a Delaware corporation (the “Company”), and [Employee] (“Participant”) pursuant to The Pantry, Inc. 2007 Omnibus Plan (the “Plan”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

RECITALS:

A.           Participant is an employee of the Company and the Company considers it desirable to give Participant an added incentive to advance the interests of the Company and its shareholders.

B.           The Company now desires to grant Participant shares of common stock of the Company, par value $.01 per share (the “Shares”) in the form of Restricted Stock, pursuant to the terms and conditions of this Agreement and the Plan.

AGREEMENT:

NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties agree as follows:

1.           Grant of Restricted Stock.  The Company has granted Participant, and Participant hereby accepts, [Number] Shares of Restricted Stock at target level, having a Fair Market Value per Share of [FMV] on the Grant Date.  The Restricted Stock is subject to the terms and conditions stated in this Agreement and in the Plan.

2.           Period of Restriction.  Subject to Participant’s continuing to provide services to the Company, the restrictions set forth in this Agreement with respect to the Shares shall lapse in three installments specified below (each, an “Installment”) on the later of (i) each of the first, second and third anniversaries of the Grant Date and (ii) the date that the Compensation and Organization Committee of the Board of Directors of the Company (the “Committee”) determines in its discretion, including without limitation through the inclusion or exclusion of any events listed in Section 12.2 of the Plan, that the Company has met the performance goal (the “Performance Goal”) for each of three performance periods (the “Performance Periods”) as established by the Committee (the “Vest Date”).  The maximum number of Shares that may vest as part of each of the first and second Installments is thirty-three percent (33%) of the target level number of Shares set forth in Section 1 above.  The maximum number of Shares that may vest as part of the third Installment is the difference between [Percent] ([___]%) of the target level number of Shares set forth in Section 1 above and the sum of the Shares that vested as part of the first and second Installments.  The actual number of Shares that will vest as part of any Installment will be determined based on the Company’s performance and a sliding scale.  The performance criteria for each Installment, including the period over which performance will be measured (the “Performance Period”), the related Performance Measure (as such term is defined in Section 12 of the Plan), the Performance Goals, and the sliding scale multiplier used at each of threshold, target and maximum performance levels are set forth on Exhibit A.  Where performance falls between threshold and target or target and maximum levels, the number of Shares that will vest shall be determined on a pro rata basis.

Participant acknowledges that prior to the lapse of the applicable restrictions, the Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntarily or involuntarily or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)).  Upon the Vest Date applicable to an Installment, the restrictions set forth in this Agreement with respect to such Installment shall lapse, except as may be provided in accordance with Section 9 hereof.

3.           Ownership.  Participant agrees that Participant’s ownership of the Restricted Stock will be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated stock transfer agent in Participant’s name.  Upon the Vest Date applicable to an Installment, the Company shall transfer the vested shares to Participant.

4.           Termination.

(a)           Death or Disability.  If Participant’s termination of employment or other relationship with the Company is as a result of Participant’s death or Disability (as such term is defined in Participant’s employment agreement or, if Participant has no employment agreement, within the meaning of Section 22(e)(3) of the Code), then any restrictions which would otherwise remain on any of the three Installments of Restricted Stock at target level shall immediately lapse.

(b)           Retirement.  If Participant’s termination of employment or other relationship with the Company is as a result of Participant’s Retirement (for purposes of this Agreement, defined as Participant’s termination after attaining age fifty-five (55) with at least ten (10) completed years of service), then any restrictions which would otherwise remain on the Installment for the Performance Period in which Retirement occurs shall lapse on the Vest Date for such Installment to the extent the Performance Goals for such period are met; provided, however, that the payout for any such Performance Period shall be capped at target level.

(c)           Other Terminations.  If Participant’s Termination is by the Company or an Affiliate or by Participant for any reason other than death, Disability or Retirement, then all Restricted Stock for which the applicable restrictions had not lapsed prior to the date of such Termination shall be immediately forfeited.

5.           Taxes and Withholdings.  Upon the Vest Date for any Installment or such earlier dates as Participant elects pursuant to Section 83(b) of the Code, or as of which the value of any Shares of Restricted Stock first becomes includible in Participant’s gross income for income tax purposes, Participant shall notify the Company if Participant wishes to pay the Company in cash, check or with shares of Company common stock already owned for the satisfaction of any taxes of any kind required by law to be withheld with respect to such Shares; provided, however, that pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, if Participant does not notify the Company in writing at least fourteen (14) days prior to the Vest Date for any Installment, then Participant will satisfy such withholding obligations by withholding Shares otherwise deliverable to Participant pursuant to the Restricted Stock (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income). Any such election made by Participant must be irrevocable, made in writing, signed by Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.  In the event that Participant elects immediate Federal income taxation with respect to all or any portion of this award of Restricted Stock pursuant to Section 83(b) of the Code, Participant agrees to deliver a copy of such election to the Company within ten (10) days after filing such election with the Internal Revenue Service.

6.           Rights as a Shareholder.  Participant shall have all rights of a shareholder (including, without limitation, dividend and voting rights) with respect to the Restricted Stock, for record dates occurring on or after the Grant Date and prior to the date any such Shares of Restricted Stock are forfeited in accordance with this Agreement, except that any dividends or distributions paid in Shares or other securities (including, without limitation, any change in the shares of Restricted Stock pursuant to Section 4.4 of the Plan) with respect to the Restricted Stock shall, until such time as the applicable restrictions have lapsed, be deposited with the Company or any holder appointed pursuant to Section 3 hereof, together with a stock power endorsed in blank or other appropriate instrument of transfer, or credited to Participant’s book-entry account established under Section 3 hereof, as applicable, and shall be subject to the same restrictions (including, without limitation, the need to satisfy the applicable Performance Goals) as such Restricted Stock and otherwise considered to be such Restricted Stock for all purposes hereunder.

7.           No Right to Continued Employment.  Neither the Restricted Stock nor any terms contained in this Agreement shall confer upon Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, nor restrict in anyway the right of the Company, which right is hereby expressly reserved, to terminate Participant’s employment or service at any time for any reason.  Participant acknowledges and agrees that any right to have restrictions on the Restricted Stock lapse is earned only by continuing in the service of the Company or an Affiliate at the will of the Company or such Affiliate, and satisfaction of the other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Restricted Stock or acquiring Shares hereunder.

8.           The Plan.  This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such requirements as may from time to time be adopted by the Committee.  In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A copy of the Plan is available to Participant at the Company’s principal executive offices upon request and without charge.

9.           Compliance with Laws and Regulations.

(a)           The Restricted Stock and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable.  Moreover, the Company shall not deliver any certificates for Shares to Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law.  If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b)           The Shares received upon the expiration of the applicable portion of the Period of Restriction shall have been registered under the Securities Act of 1933, as amended (“Securities Act”). If Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c)            If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, Participant may be required to execute, prior to the delivery of any Shares to Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which Participant represents and warrants that Participant is purchasing or acquiring the shares acquired under this Agreement for Participant’s own account, for investment only and not with a view to the sale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

10.           Notices.  All notices by Participant or Participant’s assignees shall be addressed to The Pantry, Inc., 305 Gregson Drive, Cary, North Carolina 27511, Attention: Human Resources, or such other address as the Company may from time to time specify.  All notices to Participant shall be addressed to Participant at Participant’s address in the Company’s records.

11.           Other Plans.  Participant acknowledges that any income derived from the Restricted Stock shall not affect Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

12.           Clawback Provision.   It is the Company’s Policy that, consistent with Section 954 of the Dodd-Frank Act, in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will seek to recover from any current or former executive officer of the Company who received incentive-based compensation (including stock options and performance shares awarded as compensation) during the 3-year period preceding the date on which the Company is required to prepare the accounting restatement, the amount, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.  The Company will implement this Policy in accordance with the rules of the Securities Exchange Commission, as they are promulgated.  Pursuant to this agreement, Employee agrees to promptly return to the Company any and all amounts received pursuant to this Agreement to the extent the Company is entitled or required to recover such amounts by the terms of (i) the Company’s Executive Compensation Recoupment Policy or other Clawback or recoupment policy, as adopted, amended, implemented, and interpreted by the Company from time to time, and/or (ii) Section 954 of the Dodd-Frank Act (as may be amended) and any applicable rules or regulations promulgated by the Securities Exchange Commission.

13.           Change in Control.  In event of a Change in Control (as defined in the Omnibus Plan), one hundred percent (100%) of the Shares of Restricted Stock set forth in Paragraph 1 above shall vest and Participant shall not have any additional rights relating to this grant.

14.           Governing Law.  This Agreement shall be construed under and governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

15.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the date first above written.

THE COMPANY:

THE PANTRY, INC.

By: __________________________
     [Name]
     [Title]

PARTICIPANT:

_____________________________
[Participant]

Exhibit A

Performance Criteria

The Performance Measure shall be EBITDA defined as Earnings before interest, taxes, depreciation and amortization including the lease payments made under our lease finance obligations and excluding one-time accounting charges not forecasted.

The Performance Periods, Performance Goals and related multipliers shall be as follows:

For the first and second Installments:

Performance Period	Performance Goal and Multiplier
	Threshold (50%)	Target (100%)

For the third Installment:

Performance Period	Performance Goal and Multiplier
	Threshold (50%)	Target (100%)	Maximum (150%)